EXECUTION COPY

                              CONCESSION AGREEMENT

      THIS CONCESSION AGREEMENT ("Agreement"), made and entered into as of the 7th day of June, 2005, between NCL (BAHAMAS) LTD., d/b/a NCL, a Bermuda company with offices at 7665 Corporate Center Drive, Miami, Florida 33126, (hereinafter referred to as "NCL") and Fine Art Wholesalers Inc., a Florida corporation with offices at 1410 S.W. 29th Avenue, Pompano Beach, Florida 33069 (hereinafter referred to as "CONCESSIONAIRE").

                              W I T N E S S E T H:

      WHEREAS, NCL is engaged in the cruise trade, and owns, manages and operates passenger cruise vessels; and

      WHEREAS, NCL desires to obtain the services of a concessionaire to conduct art auctions and art related sales onboard certain vessels identified and defined on Schedule A attached hereto and incorporated herein by reference (hereinafter individually referred to as the "Vessel" and collectively referred to as the "Vessels); and

      WHEREAS, CONCESSIONAIRE represents that it is an experienced art concessionaire fully qualified to supervise and provide the services herein, and to otherwise undertake the duties hereinafter set forth, and that it has employed by it, or available to it, sufficient, suitable and trained staff to perform its duties hereinafter set forth; and

      WHEREAS, NCL desires to engage CONCESSIONAIRE and CONCESSIONAIRE desires to be so engaged to provide the art concession services on the Vessel, all upon the terms and conditions set forth below.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other valuable consideration acknowledged by each of the parties to be satisfactory and adequate, the parties hereto covenant and agree as follows:

      1.    GRANT OF CONCESSION

      NCL hereby grants an exclusive concession to CONCESSIONAIRE to sell fine art and conduct auctions of art owned by CONCESSIONAIRE onboard the Vessels. CONCESSIONAIRE agrees to conduct such auctions and to employ sufficient, suitable and trained staff to perform its duties under this Agreement. CONCESSIONAIRE agrees to hold the art auctions and otherwise display the art at such times and in such locations onboard the Vessels as determined by NCL in its sole discretion. CONCESSIONAIRE further agrees that, with respect to each Vessel, CONCESSIONAIRE shall make only one art auction announcement per day using the onboard intercom system, except as otherwise agreed by NCL in it sole discretion. NCL shall provide two (2) utility staff personnel for approximately six (6) hours per day per cruise on each Vessel. CONCESSIONAIRE shall reimburse NCL for all wages for the hours worked by NCL's utility personnel.

      2.    AUCTIONS

      CONCESSIONAIRE will conduct auctions in a public room to be assigned at the time of sailing by NCL. The precise time of the auction shall be agreed to by NCL and CONCESSIONAIRE with the scheduling at all times subject to NCL's final agreement in its sole discretion. All transactions are between the buyer/passenger and CONCESSIONAIRE as seller and NCL will not be responsible for any disputes or liability in connection therewith. CONCESSIONAIRE will prominently display notices to passengers at the auction which provide that the auction and sale of art is being conducted solely by CONCESSIONAIRE, and that the art work and all sales transactions are solely between buyer/passenger and CONCESSIONAIRE as seller in such form as is reasonably required by NCL. CONCESSIONAIRE also agrees to display notices which describe the parties' responsibilities to passengers or limitations on NCL's responsibility to passengers in connection with the auction or purchase of art, as is reasonably required by NCL. CONCESSIONAIRE will be responsible for any uncollected or uncollectable amounts including those disputed or charged back by any credit card company.

      3.    CONCESSIONAIRE'S REPRESENTATIONS AND PLEDGES

            (A) CONCESSIONAIRE warrants and represents that it is fully familiar with the physical facilities, plans and specifications of each of the Vessel, including the space allocations required to perform its obligations hereunder; and

            (B) CONCESSIONAIRE warrants and represents that it is fully qualified to supervise and provide the services herein, and to otherwise undertake the duties hereinafter set forth, and that it has employed by it, or available to it, sufficient, suitable and trained staff to perform its duties and obligations set forth herein.

            (C) CONCESSIONAIRE understands that the utmost cooperation is required between the various concessionaires and crewmembers onboard the Vessel to enable NCL to properly comply with its obligations hereunder. Accordingly, CONCESSIONAIRE agrees to good faith efforts to foster and maintain maximum cooperation among the concessionaires and crewmembers. Failure to comply with this provision shall constitute a material breach for which NCL may immediately terminate this Agreement.

            (D) CONCESSIONAIRE shall not make any payments, whether described as compensation or otherwise, to any NCL employee, employees of other concessionaires, or crew, officers or Masters onboard the Vessel during the term of this Agreement, unless prior written approval thereof has been given by NCL. Failure to comply with this provision shall constitute a material breach for which NCL may immediately terminate this Agreement.

            (E) CONCESSIONAIRE recognizes that control of pollution of the oceans is important to the continuation of the cruise ship industry, and in particular the business of NCL. CONCESSIONAIRE therefore agrees to comply with such pollution control orders as NCL shall from time to time establish and promulgate, which orders are hereby made an integral part hereof. CONCESSIONAIRE agrees to utilize such pollution control equipment as NCL shall provide or otherwise prescribe in the event that CONCESSIONAIRE's operations onboard the Vessel require it. CONCESSIONAIRE agrees to comply with all of NCL's applicable policies and plans, including any relevant provisions relating to shipboard processes that may have a potential to impact the environment, including, but not limited to, those contained in NCL's Safety and Environmental Management System. CONCESSIONAIRE shall cause its employees and any of its personnel who may be responsible for handling and disposing of any hazardous wastes or materials, to successfully complete and provide written evidence of completion, of certain mandatory environmental training courses, as NCL may require in its sole discretion, from time to time. CONCESSIONAIRE's failure to comply with this provision shall constitute a material breach for which NCL may immediately terminate this Agreement.

            (F) CONCESSIONAIRE warrants and represents that neither it nor any of its subcontractors is listed on the list of parties excluded from federal procurement or non-procurement programs maintained by the United States Government (the "Exclusion List"). CONCESSIONAIRE pledges that it will notify NCL if CONCESSIONAIRE no later than thirty (30) days after either it listed on the Exclusion List or it becomes aware that any of its subcontractors has been listed on the Exclusion List.

            (G) CONCESSIONAIRE warrants and represents that it shall comply with all applicable international, federal, state and local laws, regulations and rules of all governmental authorities, having or claiming jurisdiction of the Vessel, its owner, the CONCESSIONAIRE, its employees or operations and services, or otherwise, relating to any and all licensing requirements or certifications, qualifications, compensation or otherwise of CONCESSIONAIRE or CONCESSIONAIRE's employees, as may be applicable in connection with the performance of any acts or the services it undertakes under the terms of this Agreement.

            (H) CONCESSIONAIRE pledges to treat passengers onboard the Vessel, crew, officers, Masters, agents and employees of NCL courteously at all times.

            (I) CONCESSIONAIRE agrees and acknowledges that partial consideration for the concession granted by this Agreement is CONCESSIONAIRE's commitment to execute an agreement with NCL America Inc. ("NCLA"), an affiliate of NCL, for the operation of the art concessions aboard the NCLA Vessels listed in Schedule A, should NCLA in its sole and absolute discretion agree and consent to enter into such an agreement. It is expressly understood that the agreement between NCLA and CONCESSIONAIRE will be subject to the Revenue Management terms set forth in Section 6 of this Agreement.

            (J) CONCESSIONAIRE warrants and represents that before the execution of this Agreement, an Eight Million and 00/100 United States Dollars ($8,000,000.00) irrevocable Letter of Credit in a form attached hereto as Schedule F and satisfactory to NCL, will be posted by Image Innovations Holdings, Inc., in favor of NCL: (i) to guarantee the payment of the sums that are due and payable to NCL in accordance with Section 6 of this Agreement, or
(ii) to guarantee the payment to NCL of such amount in the event of a sale, transfer or other disposition by Image Innovations Holdings, Inc. of CONCESSIONAIRE's business to any third party as set forth in Section 13 of this Agreement. CONCESSIONAIRE and Image Innovations Holdings, Inc. hereby agree and acknowledge that the posting of such Letter of Credit by Image Innovations Holdings, Inc. is a condition of NCL entering into this Agreement and is a material inducement to NCL to enter into this Agreement.

            (K) CONCESSIONAIRE warrants and represents that it has been provided NCL's Code of Conduct for Concessionaires attached hereto and incorporated herein by reference as Schedule B and executed the Code of Conduct for Concessionaires Certification attached hereto and incorporated herein by reference as Schedule C.

            (L) CONCESSIONAIRE warrants and represents that it will provide proof that each piece of art work sold on any Vessel is authentic. CONCESSIONAIRE also warrants and represents that all prices quoted as "retail" price for any art work are actual retail prices or value of the art work capable of appropriate documentation directly from published price lists or from independent third party experts.

            (M) CONCESSIONAIRE agrees to make the following contributions to be used, at the discretion of the Parties hereto, for the development and improvement of the art auction program: (i) Thirty Thousand and 00/100 United States Dollars ($30,000.00) per Vessel payable to NCL within thirty (30) days of execution of this Agreement; and (ii) Fifty Thousand and 00/100 United States Dollars ($50,000.00) for each New Vessel payable within thirty (30) days of the addition of each New Vessel to this Agreement.

            (N) CONCESSIONAIRE agrees that it will not offer any promotional items and/or gifts to any passenger without NCL's prior written approval.

      4.    TERM AND TERMINATION

      This Agreement shall commence on June 15, 2005 and shall continue through June 13, 2007 ("Initial Term"). Unless otherwise terminated in accordance with the provisions of this Section 2, NCL may extend the Initial Term for two terms of two (2) years each, the last two (2) year term of which shall expire on June 15, 2011. Upon the termination of this Agreement, CONCESSIONAIRE, at its expense, shall remove all equipment, artwork and materials it has brought upon or installed on the Vessel.

      Notwithstanding the foregoing, NCL shall have the right to immediately terminate this Agreement at any time and may exclude CONCESSIONAIRE and all persons attempting to enter the Vessel in connection with this Agreement from the Vessel by written notice to CONCESSIONAIRE upon the occurrence of any of the following:

            a. In the event CONCESSIONAIRE is declared insolvent or bankrupt, or makes an assignment for the benefit of creditors or in the event a receiver is appointed, or any proceeding for the appointment of receiver or to adjudge CONCESSIONAIRE a bankrupt, or take advantage of the insolvency laws of any jurisdiction is demanded by, for or against CONCESSIONAIRE under any provisions of the laws of any country;

            b. In the event CONCESSIONAIRE defaults in the performance of any of its obligations under this Agreement and CONCESSIONAIRE shall have failed to cure such default or breach within thirty
                  (30) days after delivery of a written notice to CONCESSIONAIRE specifying the default or breach of this Agreement or if such cure requires more than thirty (30) days, promptly initiates steps which are sufficient to cure the default or breach and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical (such a determination shall take into account the Vessel's itinerary and that such cure may require the Vessel to have returned to its home port); or

            c. In the event NCL determines, in its reasonable discretion, that CONCESSIONAIRE has sold or attempted to sell any art work that is not authentic or does not conform to the description provided by CONCESSIONAIRE to a passenger and CONCESSIONAIRE fails to substantiate the art works authenticity or conformance to the relevant description within 15 days from NCL's written notice of the alleged problem.

      The effective date of termination hereunder as to each Vessel shall be the day such Vessel arrives at the port where passengers are to be disembarked. Breach by CONCESSIONAIRE as to its activities onboard any Vessel constitutes a breach as to all Vessels covered by this Agreement and also constitutes a breach under any other agreement or contract between the parties relating to a concession on any other vessel now or hereafter owned or operated by NCL.

      Termination shall be without prejudice to the rights and obligations of the parties which have accrued prior to the effective dates of termination. Additionally, notwithstanding the termination of this Agreement for any reason, the provisions of this Agreement which are intended to continue and survive the termination of this Agreement shall continue and survive.

      Notwithstanding the foregoing, NCL may terminate this Agreement for any reason at anytime, upon ninety (90) days prior written notice of termination to CONCESSIONAIRE.

      During the period prior to the expiration or termination of this Agreement, CONCESSIONAIRE shall assist NCL in making a smooth and orderly transition for the provision of art concession services by any replacement concessionaire.

      5. VESSEL OPERATIONS AND MANAGEMENT

            (A) Cruises, itineraries and dry docks for the Vessel shall be scheduled and carried out at the sole discretion of NCL.

            (B) NCL and/or any entity operating the Vessel shall have the absolute right during the term hereof to sell, charter, and lease, withdraw, transfer, reposition or otherwise dispose of each and every Vessel subject to this Agreement. All rights of CONCESSIONAIRE hereunder shall terminate as to each such Vessel sold, chartered, leased, withdrawn, transferred, repositioned or other disposed of by NCL.

            (C) Any New Vessel, as defined below, which is a part of NCL's fleet, not contained within the definition of "Vessels" or "Vessel" nor otherwise specifically identified in this Agreement, may be added to and subject to the terms of this Agreement if, NCL, in its sole and absolute discretion, agrees and provides its written consent to same. "New Vessel" shall mean any vessels joining the NCL fleet either by acquisition or new construction as well as any vessels which are currently part of the NCL fleet, but have art concessions that are currently operated by other concessionaires. It is expressly understood that each New Vessel shall be a cruise ship that is at least 75000 gross tons, 260 meters in length and with accommodations for at least 2000 passengers. In the event that the specifications for a vessel joining the NCL fleet do not meet the requirements of a New Vessel, as set forth in the previous sentence, then the parties agree to make good faith efforts to negotiate an amendment to this Agreement that provides for the satisfactory operation of the art concession on such vessel by CONCESSIONAIRE.

      6.    REVENUE MANAGEMENT

            (A) In connection with the operation of the concession, CONCESSIONAIRE agrees that all purchases of art work onboard the Vessel and sales generated from the custom framing of all art work sold on the Vessels shall be made through the passenger's ship board account or through NCL's private label credit card. CONCESSIONAIRE hereby agrees that it will not offer its own private label credit card onboard any of the Vessels.

            All sales of art work, custom framing, sculptures, and appraisals made onboard the Vessel through the passenger's ship board account shall be made via NCL's cashless system. CONCESSIONAIRE further agrees to record all receipts using pads having pages which are serially numbered, in triplicate. The ship's purser will receive a copy of all receipts which are given to the passengers after each auction. NCL shall have the right to inspect and review all of CONCESSIONAIRE's records with respect to sales made onboard the Vessel.

            (B) In consideration of NCL granting CONCESSIONAIRE the rights set forth herein, CONCESSIONAIRE agrees to pay NCL, and NCL shall be entitled to receive and/or retain, the following sums in United States Dollars equal to the greater of the Percentage-Based Amount (defined below) or the Minimum Guarantee Amount(s) (defined below), plus all applicable sales, use, transaction, excise or VAT taxes imposed by any governmental authorities.

            (i) Percentage Based Amount means that amount which is equal to the applicable percentage of all revenues generated from the sale of art work and sculptures, custom framing of artwork, and appraisals of art work and sculptures as set forth below:

                  (a) thirty-five percent (35%) of the total revenues generated from art auction sales onboard the Vessel or otherwise generated from the sale of art work and sculptures by CONCESSIONAIRE not onboard the Vessel to an individual who previously sailed on an NCL vessel or to any entity owned or operated by such individual; plus

                  (b) thirty-five percent (35%) of the total revenues generated from the custom framing of all art work and titles of art work and sculptures onboard the Vessel or otherwise sold by CONCESSIONAIRE to an individual who previously sailed on an NCL vessel or to any entity owned or operated by such individual.

            (ii) Minimum Guarantee Amount means for each calendar month during the term of this Agreement, that amount which shall be calculated for each group of Vessels set forth in Schedule D attached hereto and incorporated herein by reference, and shall equal the product of: (a) the Minimum Guarantee Amounts set forth in Schedule D, per Revenue Passenger Days for any group of Vessels set forth in Schedule D, multiplied by the actual aggregate number of Revenue Passenger Days for such group of Vessels for any given calendar month.

            (C) "Revenue Passenger" shall mean any person listed on each Vessel passenger manifest, excluding children under two (2) years of age, NCL employees on business and contractors. "Operating Day" is defined as any day that the Vessel is in service with the passengers onboard. "Revenue Passenger Day" shall mean the product of Revenue Passenger multiplied by Operating Day for any given Vessel.

            (D) It is expressly understood that the Guaranteed Minimum Amount is only a minimum acceptable sum and CONCESSIONAIRE agrees to undertake its best efforts to exceed this minimum sum. It is further expressly understood that either the Percentage Based Amount or the Minimum Guarantee Amount, whichever is greater, for each group of Vessels set forth in Schedule D, will be payable to NCL each calendar month during the term of this Agreement.

            (E) In the event that NCL receives a charge back for reasons stemming from, including but not limited to, poor quality, defective, or fraudulent merchandise, NCL shall retain a sum equal to the amount of the charge back less the commission previously received thereon by NCL pursuant to this
Section 6.

            (F) CONCESSIONAIRE shall not solicit any passengers, or provide any promotional, marketing or advertising materials to any passengers onboard any of the Vessel, or to otherwise promote, market or advertise that CONCESSIONAIRE may sell art work or provide custom art framing to passengers elsewhere than onboard the Vessel.

            (G) NCL shall not receive compensation with respect to any shipping charges collected onboard the Vessel for the delivery of any art work sold.

            (H) CONCESSIONAIRE agrees to pay NCL a Two Percent (2%) transaction fee on each credit card transaction generated from sales or services hereunder.

            (I) All gross sales receipts for sales onboard any of the Vessels will be paid to and collected by the chief purser aboard each Vessel. The parties agree that NCL may alter its regular disbursement schedule at any time but in no event shall the payments to be made to CONCESSIONAIRE hereunder be less than on a monthly basis. In the event a dispute should arise between the parties relating to the sums due and owing in accordance with this Agreement, the designated representatives of both parties shall attempt to resolve the controversy or dispute within ten (10) business days after receipt of such notice. If those designated representatives cannot resolve the controversy or dispute, the parties shall meet at NCL's offices and describe the controversy or dispute and their respective proposals for resolution to NCL's designated person who shall act in good faith to resolve the controversy or dispute.

            (J) Either NCL or CONCESSIONAIRE may decide not to conduct art auctions onboard any sailing of any of the Vessels in the event of a full ship charter by a single entity or group.

            (K) All gross sales receipts for sales not onboard the Vessel will be paid to and collected by CONCESSIONAIRE. CONCESSIONAIRE will, by the tenth day of each month, provide NCL with an accounting reflecting the total gross receipts received by CONCESSIONAIRE during the immediately preceding month for all sales not onboard the Vessel in which NCL is to receive a Percentage Based Amount or Minimum Guarantee Amount. CONCESSIONAIRE will also simultaneously pay such Percentage Based Amount or Minimum Guarantee Amount from the total gross receipts described above. CONCESSIONAIRE hereby grants NCL, its agents, attorneys and accountants, the right to inspect, audit and copy CONCESSIONAIRE's books, accounts and records relating to the sales not onboard the Vessel for the purpose of determining the sufficiency and accuracy thereof and the correctness of the statements and payments made by CONCESSIONAIRE to NCL. Such inspection, and/or audit of such books, accounts and records shall take place during normal business hours upon reasonable advance notice by NCL. Notwithstanding the foregoing, NCL shall only have the right to inspect, copy and audit CONCESSIONAIRE's books, accounts and records one (1) time during each calendar year during the term of this Agreement and one (1) additional time following the expiration or termination of this Agreement.

            (L) In addition to the other amounts due or payable hereunder, and in consideration of NCL's granting CONCESSIONAIRE the commercial privilege to conduct auctions onboard the Vessel, CONCESSIONAIRE also agrees to arrange and provide the following:

                  (i) CONCESSIONAIRE shall arrange for a minimum of four (4) internationally renowned artists to sail onboard any Vessel of NCL's choosing each year during the term of this Agreement in order to conduct a minimum of two (2) art enrichment programs for sailings of seven (7) days or more and at least one (1) art enrichment program for sailings of three (3) or four (4) days. NCL shall provide and be responsible for the cabin accommodations for the artist and his or her companion. NCL will not be responsible, and CONCESSIONAIRE will assure that either itself or third parties will be responsible, for paying all other costs and expenses incurred by the artist and his or her companion in connection with the cruise including, but not limited to, the payment of port charges and gratuities, air and ground transportation, alcoholic beverages, tuxedo rentals, flowers, onboard purchases and other items of a personal nature; and

                  (iii) CONCESSIONAIRE shall provide NCL, at the beginning of each cruise on each ship one (1) work of art having, at a minimum, a retail value of Two Hundred Dollars ($200) for NCL's use as a promotional item for passengers.

            (M) NCL and the Vessel reserve their right to exercise any liens that either may have against such goods, wares and merchandise of CONCESSIONAIRE for any sum due and owing therefrom to NCL or the Vessel pursuant to this Agreement

      7.    CONCESSIONAIRE'S EMPLOYEES

            (A) CONCESSIONAIRE will maintain one (1) auctioneer (which may include an auctioneer and his or her spouse) onboard the Vessel and which staff members shall be sufficiently trained and licensed in his/her duties and fully conversant in English, and will perform CONCESSIONAIRE's obligations in a courteous and efficient manner. CONCESSIONAIRE personnel shall give prompt obedience to the instructions and orders of the ships' masters or NCL's designees with regard to the operation of the art concession.

            (B) NCL reserves the right to approve or disapprove of the employment of CONCESSIONAIRE staff and to request a replacement at any time of any members of CONCESSIONAIRE's staff.

            (C) CONCESSIONAIRE shall pay all wages including overtime and vacation pay and all benefits which it is required to provide each of its employees, including, but not limited to, unearned wages to the end of the employee's employment contract or voyage, as applicable. CONCESSIONAIRE will comply with all applicable laws, governmental regulations or other governmental requirements relating to wages and benefits paid to employees and governing CONCESSIONAIRE's conduct in connection therewith.

            (D) CONCESSIONAIRE agrees to pay all expenses incident to any required repatriation for any and all of its employees without limitation thereon. Furthermore, CONCESSIONAIRE will pay for all travel expenses and costs associated with or that may be incurred by its employees in the performance of this Agreement.

            (E) CONCESSIONAIRE hereby represents to NCL that it will, pursuant to United States General Maritime Law, be responsible to its employees and shall be deemed the exclusive employer hereunder for all obligations or liabilities, including, but not limited to, those arising from Jones Act negligence claims or the doctrine of "Maintenance & Cure," said doctrine generally requiring the payment of medical expenses incurred because of instances of accident or illness to its employees onboard the Vessel, as well as, the payment of living expenses and unearned wages to said employees arising from said instances. CONCESSIONAIRE shall be responsible and required to pay, without right of subrogation, contribution or indemnity, any and all maintenance and cure under the general maritime law. For the avoidance of doubt and except as otherwise provided in herein, CONCESSIONAIRE hereby assumes all liability for payment of medical expenses incurred because of accident or illness to its employees onboard or while on shore or otherwise while its employees are in the service of the Vessel, and agrees to reimburse NCL for any payments advanced by it for such medical expenses. NCL shall have no obligation to advance or liability for payment of medical expenses relating to the employees of CONCESSIONAIRE.

            (F) NCL agrees to provide one (1) cabin per auctioneer (or one (1) cabin for the auctioneer and his or her spouse, if applicable) onboard each Vessel. It is understood that the assignment of cabins and berths shall be at the sole discretion of NCL.

            (G) NCL agrees to provide three adequate meals per day to the CONCESSIONAIRE'S auctioneer employed on board the Vessel at the cost of $10.00 per day per employee. CONCESSIONAIRE'S auctioneer will be served his/her meals in the Vessel's passenger or staff dining rooms.

            (H) CONCESSIONAIRE shall arrange for each of its employees working onboard the Vessel, including, without limitation, the auctioneer's spouse, to submit to a physical examination by ships' doctors or other NCL approved physicians prior to employment. CONCESSIONAIRE's employees shall be shown to be medically fit for service aboard the Vessel in accordance with standards established by NCL. It shall be the sole responsibility of CONCESSIONAIRE to absorb and pay the costs of such pre-employment physical examinations and to employ persons who have valid passports, visas, and all other permits required by any governmental authority, whether United States or foreign, so that they may enter and leave the ports of call of the Vessel on which they are employed. Annual physicals shall be required of all CONCESSIONAIRE employees.

            (I) NCL may in its sole discretion maintain a qualified medical doctor onboard the Vessel during the time the Vessel is at sea, and where applicable, such doctor may be available to render medical attention to employees of CONCESSIONAIRE. All costs or expenses relating to medical services or attention rendered to CONCESSIONAIRE's employees advanced or incurred by NCL shall be charged to the account of CONCESSIONAIRE. Nothing contained in this
Section 7(I) shall be deemed a limitation or waiver of the parties respective rights and obligations set forth in Section 7(E) above or otherwise herein.

            (J) For the avoidance of doubt, and for all purposes of this Agreement, the auctioneer, his or her spouse, CONCESSIONAIRE's staff and CONCESSIONAIRE's personnel shall be considered employees of CONCESSIONAIRE and such terms may be used interchangeably with the term employees.

            (K) CONCESSIONAIRE agrees that its employees will attend and participate in boat drills held onboard the Vessel until such time as the Master of the Vessel considers CONCESSIONAIRE's employees to be competent in such activity. Thereafter, the employees need only participate in boat drills, as the Master of the Vessel shall require maintaining the requisite level of competency therein. All of CONCESSIONAIRE's employees shall attend Coast Guard inspections and, if required by NCL, will have, or earn, lifeboat efficiency certificates. Any costs that may be incurred in connection with the foregoing training shall be borne by CONCESSIONAIRE. CONCESSIONAIRE's employees will be subject to the same random drug testing performed upon NCL employees. CONCESSIONAIRE's employees will also be subject to NCL's employee drug and alcohol policies, a copy of which is attached hereto and incorporated herein by reference as Schedule E and identified as "SEMS - Drug and Alcohol Policy for Shipboard Personnel."

            (L) CONCESSIONAIRE agrees that its executive personnel will travel on the Vessel from time to time upon NCL's request or upon NCL's written approval of CONCESSIONAIRE'S request. When CONCESSIONAIRE'S executive personnel travel on board the Vessel, NCL will make available passenger-type cabins to such executive personnel unless all passenger facilities have been utilized by paying passengers. When such executive personnel are traveling on board the Vessel for the purpose of meeting CONCESSIONAIRE'S obligations hereunder, they shall travel alone, not with their families or others. CONCESSIONAIRE further agrees that its personnel who travel hereunder shall be responsible for and pay all gratuities due to NCL employees onboard the Vessel.

      8.    CUSTOMER COMPLAINTS

      CONCESSIONAIRE shall provide a toll free "800" telephone number to be displayed at all auctions and included on all customer receipts for the handling of any customer complaints. CONCESSIONAIRE shall employ an adequate number of persons to handle all complaints in a prompt and efficient manner. In the event that a passenger remains unsatisfied with the handling of his or her complaint, CONCESSIONAIRE agrees that NCL shall be the sole arbitrator of any such dispute and that CONCESSIONAIRE will take any action deemed necessary by NCL including full reimbursement of the purchase price of any art work if determined appropriate by NCL in NCL's sole discretion. If CONCESSIONAIRE fails to make such reimbursement, NCL may deduct any amounts necessary for reimbursement of passengers from CONCESSIONAIRE's share of auction revenue and provide the reimbursement directly to the passengers.

      9.    INSURANCE

      CONCESSIONAIRE agrees to obtain insurance on the full value of its property onboard the Vessel including all art work, and insurance covering employers and public liability for off vessel activities. Said insurance shall name NCL as an additional insured in such amounts that shall be satisfactory to NCL. CONCESSIONAIRE shall provide NCL with certificates of such insurance which certificate shall provide that said insurance shall not be canceled without thirty (30) days prior written notice to NCL.

      Additionally and in connection with the services it is required to render hereunder, CONCESSIONAIRE shall procure from SKULD, Steamship Mutual, West of England or such other company NCL may specify, liability insurance fully covering CONCESSIONAIRE for liability to its own employees as well as liability to third parties. Such policy shall further protect NCL as set forth below. The policy shall be maintained in full force and effect during the term of this Agreement and shall protect (regardless of which party is at fault) NCL and CONCESSIONAIRE, their directors, officers, employees and agents, as their respective interests may appear, and the Vessel against any loss, liability, or expenses whatsoever from personal injury, sickness, death, property damage, pollution risk/liability or otherwise, arising or occurring upon or in connection with the services provided or to be provided by CONCESSIONAIRE or by reason of CONCESSIONAIRE's operation upon or occupancy of space on board the Vessel, whether the same occurs or the cause arises on or off such Vessel. NCL shall be an additional named insured on such policy or policies. CONCESSIONAIRE shall pay the premiums for such liability insurance procured pursuant to the terms of this paragraph.

      The insurance afforded by such policy or policies shall not be limited in any way by reason of insurance maintained by NCL. Upon the signing of this Agreement, certificates of insurance and complete insurance policies showing compliance with the foregoing requirements shall be furnished NCL by CONCESSIONAIRE for approval. Certificates shall state that the policy or policies shall not be canceled or altered without at least ten (10) days' prior written notice to NCL. Such certificates and notices shall be sent to NCL at its offices at 7665 Corporate Center Drive, Miami, Florida 33126 or such other address as NCL may designate from time to time pursuant to the provisions of this paragraph. Maintenance of such insurance and the performance by CONCESSIONAIRE of its obligations under this section shall not relieve CONCESSIONAIRE's liabilities under any indemnity provision set forth elsewhere herein.

      10.   INDEMNIFICATION

      CONCESSIONAIRE agrees to indemnify, defend and hold NCL, its officers, employees and the Vessel, harmless from and against any claims, liabilities, costs, damages or expenses of any kind arising directly or indirectly out of or in connection with:

            a. transportation of art on, to or from the Vessel or the action of CONCESSIONAIRE's employees;

            b. claim of any persons that the art sold by CONCESSIONAIRE on board the Vessel is not the authentic work of the artist whose work it purports to be;

            c. the claim of any artist whose works have been sold by CONCESSIONAIRE aboard the ship that CONCESSIONAIRE did not have the authority to sell the works of such artist; and

            d. any other action arising out of or related to CONCESSIONAIRE's business, operations and services including, without limitation, those arising out of any act, omission or neglect of CONCESSIONAIRE or CONCESSIONAIRE's employees, agents or representatives alleged to have occurred during the term of this Agreement or any renewal thereof.

      11.   CONFIDENTIALITY

            (A) CONCESSIONAIRE agrees to keep the terms of this Agreement and any and all confidential and proprietary information of NCL in strict confidence. Such information shall include, but not be limited to the methods of operation, pricing of services and financial information of NCL. Notwithstanding the foregoing, disclosure by CONCESSIONAIRE is permitted: (a) on a confidential basis to its principals, auditors, attorneys, investors, lenders, and insurance agents; (b) to comply with applicable law; and (c) as the parties may otherwise agree in advance in writing. This provision shall survive the expiration or termination of this Agreement. Under no circumstance shall CONCESSIONAIRE use, sell, trade or otherwise disseminate any information regarding any of NCL's passengers, including, but not limited to, their names or addresses, except in accordance with applicable law.

            (B) CONCESSIONAIRE further agrees that monetary damages would not be a sufficient remedy for any breach of this Section 11 by CONCESSIONAIRE or any of its agents, representatives or employees, and that in addition to all other remedies NCL shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach.

      12.   CORPORATE EXISTENCE

      CONCESSIONAIRE will at all times maintain its corporate existence in good standing with corporate powers adequate to enter into this Agreement and will fully comply with all statutes and regulations of governmental agencies having or claiming jurisdiction. CONCESSIONAIRE agrees to display evidence of its complete compliance hereunder to NCL upon request.

      13.   SALE OF BUSINESS

      With the exception of Image Innovations Holdings, Inc., CONCESSIONAIRE shall not sell, transfer or otherwise dispose of its business or any part thereof during the term hereof without in each instance first obtaining the written consent thereto of NCL, which shall not be unreasonably withheld. Notwithstanding the foregoing, if CONCESSIONAIRE sells, transfers or otherwise disposes of its business or any part thereof during the term hereof to any third party other than Image Innovations Holdings, Inc., CONCESSIONAIRE hereby agrees and acknowledges that NCL shall be entitled to forty percent (40%) of the gross proceeds of such sale, transfer or other disposition, or up to Eight Million and 00/100 United States Dollars ($8,000,000.00), whichever amount is greater, payable immediately upon closing of such sale, transfer or other disposition.

      Notwithstanding anything to the contrary in this Agreement, if Image Innovations Holdings, Inc. buys CONCESSIONAIRE's business and thereafter sells, transfer or otherwise disposes CONCESSIONAIRE's business or any part thereof during the term hereof, and provided that NCL has not given notice of termination under this Agreement, NCL will be entitled to draw immediately, as liquidated damages, from the irrevocable Letter of Credit attached hereto as Schedule F, Eight Million and 00/100 United States Dollars ($8,000,000.00) in one lump sum. The parties and Image Innovations Holdings, Inc. acknowledge and agree that damages to NCL which may result from such sale, transfer or other disposition shall be extremely difficult or impossible to establish or prove, and agree that NCL shall be entitled to such liquidated damages not as a penalty, but rather as reimbursement to NCL for its expenses and losses incurred in connection with such sale, transfer or other disposition.

      14.   UNSATISFACTORY CONDITIONS

      NCL shall have the right to bring to CONCESSIONAIRE's attention any person or persons, equipment or any other material connected with the concession granted hereunder which in the judgment of NCL is for any reason unsatisfactory. Within a reasonable time thereafter, the parties shall meet and discuss such unsatisfactory condition and attempt to resolve the same amicably. If the parties are unable to agree on a course of action to correct the unsatisfactory condition, NCL may cause to be removed from the Vessel at CONCESSIONAIRE's expense such person or persons, equipment or any other material connected with the concession granted hereunder. The opinion of NCL in this regard shall be final and conclusive.

      15.   LIMITATION OF LIABILITY

            (A) If NCL has exercised due diligence to make the Vessel seaworthy, and have them properly manned, equipped, and supplied, in the event of accident, danger, damage or disaster before or after commencement of any voyage resulting from any cause whatsoever, whether due to negligence or not, for which or for the consequences of which NCL is not responsible by statute, contract or otherwise, the equipment, wares and supplies of CONCESSIONAIRE shall contribute with any Vessel or Vessel (as the case may be) in general average in payment of any sacrifices, losses or expenses of a general average nature that may be made or incurred and shall pay salvage and such charges incurred in respect to the property of CONCESSIONAIRE.

            (B) NCL and/or the Vessel shall not be liable for delay, or for the destruction, loss or damage to the property of CONCESSIONAIRE occasioned by any of the following: an act of God; act of war; public enemies; government restrictions; perils of the sea or rivers; quarantine; fire; strike; lockout; labor dispute; civil commotion; seizure or arrest of the Vessel; robbers; riots; thieves; barratry; collision; explosions and accidents due to or because of engines or machinery and appurtenances of the Vessel at whatever time existing, and unseaworthiness; nor shall NCL be responsible for any loss or damage caused by the failure to sail or any delay in sailing, including, but not limited to, a delay for any reason whatsoever of the commencement of the Vessel's cruise operations; prolongation of voyage; deviation; any act, omission, fault or negligence of any passenger, officer, staff member or crewmember of the Vessel; or any cause whatsoever beyond the control of NCL or the Vessel, whether of the kind hereinabove enumerated or not. CONCESSIONAIRE assumes the obligation to care for, safeguard and preserve its property on board the Vessel, and NCL and the Vessel are relieved from any obligation to safeguard such property.

            (C) NCL shall have no liability for any consequential, special, contingent or incidental damages or losses whatsoever, including, without limitation, loss of profit, revenue or bargain, arising out of or in connection with this Agreement. CONCESSIONAIRE hereby waives (to the fullest extent permitted by law) any claim, lien, encumbrance or charge it may have over NCL's vessels, and all rights to arrest the Vessel, in connection with any claim arising hereunder against NCL (without prejudice to any other rights it may have to pursue any other remedies against NCL).

      16.   CARRIAGE OF GOODS BY SEA ACT

      This Agreement shall have effect subject to the provisions of the CARRIAGE OF GOODS BY SEA ACT, of the United States, approved on April 16, 1936, as amended, which shall be deemed to be incorporated herein, and nothing herein contained shall be deemed a surrender by any Vessel of any of its rights or immunities or an increase of any of its responsibilities or liabilities under said Act. If any provision of this Agreement is repugnant to said Act to any extent, such terms shall be void to that extent, but no further. If incompatible with the present insurance coverage of the Vessel, then this section shall be null and void to that extent.

      17.   SIGNS

      CONCESSIONAIRE agrees that it will not place any signs upon or in any portion of any Vessel without the prior written consent of NCL.

      18.   WAIVER OF LIENS

      CONCESSIONAIRE and its employees waive any and all rights they possess or hereinafter acquire to assert, impose, exercise or foreclose upon any lien or lien right against NCL or the Vessel.

      19.   SEVERABILITY

      If any covenant or other provision of this Agreement is invalid, illegal or incapable of being enforced, by reason of any rule, law or public policy, all other conditions and provisions of this Agreement shall, nevertheless, remain in full force and effect and no covenant or provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.

      20.   REQUISITION OF VESSEL

      Upon the effective date of any requisition of any Vessel by any government for title or use, this Agreement shall terminate immediately as to such Vessel and, in that event, NCL shall have no liability whatsoever to CONCESSIONAIRE hereunder in connection with such Vessel.

      21.   RIGHT TO SET-OFF

      In the event any amount is due NCL under the terms of this Agreement, NCL is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to CONCESSIONAIRE or to any other person, to set off and to appropriate and apply any and all receivables and any other indebtedness at any time held or owing by NCL to CONCESSIONAIRE against the liabilities of CONCESSIONAIRE to NCL under this Agreement and all other claims of any nature or description arising out of or connected with this Agreement, irrespective of whether or not NCL shall have made any demand hereunder and although said liabilities or claims shall be contingent or unmatured. This section is in addition to any rights nor or hereafter granted under applicable law or otherwise, and does not in any way limit any such rights.

      22.   GOVERNING LAW/VENUE

      This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to the conflict of laws provisions thereof. The parties hereby irrevocably submit in any suit, action or proceeding arising out of or relating to this Agreement or any transactions contemplated hereby (whether during the term hereof, after its termination or expiration or in connection with its negotiation), to the exclusive jurisdiction of the United State District Court for the Southern District of Florida or, if jurisdiction is not available therein, the jurisdiction of any court located in Miami-Dade County, Florida, and waive any and all objections to such jurisdiction or venue that they may have under the laws of any state or country, including, without limitation, any argument that jurisdiction, situs and/or venue are inconvenient or otherwise improper. Each party further agrees that process may be served upon such party in any manner authorized under the laws of the United States or Florida, and waives any objections that such party may otherwise have to such process.

      23.   ASSIGNMENT

      With the exception of any transaction permitted pursuant Section 13 hereof, neither this Agreement nor any right conferred hereby is assignable by any party in whole or in part, without the prior written consent of the other parties; provided, however, that NCL shall have the right to assign this Agreement, in whole or in part, to any of its subsidiaries or affiliates. CONCESSIONAIRE's duties hereunder are non-delegable and may not be subcontracted or otherwise delegated without the prior written consent of NCL. In addition to the foregoing, in the event any cruise line (other than NCL) acquires a legal or beneficial ownership interest (direct or indirect) in CONCESSIONAIRE or its parent or ultimate parent company (which includes the issuance of stock or warrants in CONCESSIONAIRE or its parent or ultimate parent company), or is able to exercise influence over the management of CONCESSIONAIRE or its parent or ultimate parent company by electing any officer or director, or CONCESSIONAIRE or its parent or ultimate parent company is merged or consolidated with or into any such cruise line, then CONCESSIONAIRE shall immediately notify NCL of any such event and NCL shall have the right, in addition to any other rights it may have under this Agreement, to terminate this Agreement by providing CONCESSIONAIRE 30 days prior written notice.

      24.   SURVIVAL

      All terms and conditions which are intended to continue and survive the termination of this Agreement shall continue and survive.

      25.   NOTICES

      Any notice, demand, request consent, approval or communication that either party desires or is required to give to the other party or any other person shall be in writing and either served personally or sent by telegraphic means or prepaid, first-class mail. Any notice, demand, request, consent, approval or communication that either party desires or is required to give to the other shall be addressed to the other party at the address set forth below. Either party may change its address by notifying the other party of the change of address. Notice shall be deemed communicated within seventy-two (72) hours from the time of mailing, if mailed as provided in this section, and shall be deemed given on the same day by telegraphic means or personally delivered. Any such notices to each party and other correspondence or communications shall be addressed:

         If to NCL:                 NCL (BAHAMAS) LTD. d/b/a NCL
                                    7665 Corporate Center Drive
                                    Miami, Florida  33126
                                    Attn:  Vice President of Onboard Revenue and
                                      Land Services

         with a copy to:            General Counsel
                                    NCL (BAHAMAS) LTD. d/b/a NCL
                                    7665 Corporate Center Drive
                                    Miami, Florida 33126

         If to CONCESSIONAIRE:      Fine Art Wholesalers, Inc.
                                    1410 S.W. 29th Avenue
                                    Pompano Beach, Florida 33069
                                    Attn: Ilan Shachr, President

         with a copy to
           Image Innovations Holdings, Inc.: (appropriate information)

      26.   ENTIRE AGREEMENT

      This written Agreement constitutes the entire agreement between the parties and all prior negotiations, agreements and communications with respect to such matters are merged herein and superseded hereby. There are no representations, warranties or obligations by either party to the other except those set forth herein. The terms of this Agreement may not be waived, altered, modified, amended or supplemented in any manner whatsoever, except by a written document duly executed by both parties hereto.

      27.   INDEPENDENT CONTRACTOR

      Neither this Agreement nor the relationship between the parties thereby created constitutes a partnership or a joint venture. CONCESSIONAIRE understands and agrees that it is not the agent of NCL, but is an independent contractor and has no right to pledge the credit of NCL in any manner or sum whatsoever, and that persons contracting with CONCESSIONAIRE are not authorized to deliver equipment or supplies to NCL, for or on its account, in any port.

      28.   MISCELLANEOUS

            (A) Nothing herein contained shall require any party to take action contrary to law or an order or regulation of any governmental authority or governmental body or officer thereof having apparent jurisdiction of the parties, or contrary to any permit or authorization granted to the parties.

            (B) Any specific remedies set forth in this Agreement, legal, equitable or otherwise, shall not be exclusive, but shall be cumulative upon all other rights set forth herein or allowed or allowable by this Agreement or by law.

            (C) In the event a party shall retain or engage an attorney or attorneys to collect or enforce or protect its interests with respect to this Agreement, the prevailing parties shall be entitled to receive payment of all costs and expenses of such collections, enforcement or protection, including reasonable attorneys' fees.

            (D) The provisions of this Agreement are for the exclusive benefit of the parties and their permitted successors and assigns and shall not confer any rights or remedies upon any other persons or entities.

            (E) The headings used herein are for convenience only. The headings do not purport to define, limit, or extend the scope or intent of the language of the sections and the paragraphs to which they pertain.

            (F) This Agreement may be executed in any number of counterparts. All such counterparts shall be deemed to be originals, and shall together constitute but one and the same instrument.

            (G) The parties agree that facsimile signatures for this Agreement shall be deemed valid and binding upon the parties and shall have the same force and effect as original signatures on the Agreement.


      IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day first written above.

FINE ART WHOLESALERS  INC.                  NCL (BAHAMAS) LTD. d/b/a NCL


By:________________________                 By:_____________________________

Name:______________________                 Name:___________________________

Title:_______________________               Title:____________________________


Agreed to, accepted and acknowledged by Image Innovations Holdings, Inc., with it principal place of business at 432 Park Avenue, New York, New York 10016, only with respect to its obligations set forth in Sections 3(J) and 13 of this Agreement.


By:________________________

Name:  Derick Sinclair

Title: Chief Financial Officer

                                   SCHEDULE A

                         Vessels and Commencement Dates

         Vessels                                         Commencing

         Group 1

         Norwegian  Jewel                                [TBD]

         Norwegian Dawn                                  [TBD]

         Norwegian Spirit                                [TBD]

         Norwegian Star                                  [TBD]

         Norwegian Sun                                   [TBD]


         Group 2

         Norwegian Wind                                  [TBD]

         Norwegian Sea                                   [TBD]

         Norwegian Majesty                               [TBD]

         Norwegian Crown                                 [TBD]

         Norwegian Dream                                 [TBD]

         Marco Polo                                      [TBD]


         [Group 3 - The Vessels hereunder shall be added to this Schedule and are subject to the terms of this Agreement only in the event NCL decides to so include them under the terms and conditions of this Agreement.

         Pride of Aloha

         Pride of America

         Pride of Hawaii]

                                   SCHEDULE B

                   CODE OF CONDUCT FOR CONCESSIONAIRES POLICY

                       Code of Conduct for Concessionaires

I.    Policy

It is the policy of NCL (Bahamas) Ltd. and NCL America Inc. (collectively, "NCL") that each concessionaire thoroughly review this Code of Conduct and implement procedures to ensure compliance with its requirements.

II.   Purpose

The purpose of this policy is to define NCL's Code of Conduct for Concessionaires (the "Code of Conduct").

III.  Scope

The policy applies to all vendors operating concessions on board any vessel operated by NCL, its affiliates or subsidiaries.

IV.   Responsibility

      a. Concessionaire is a qualified and experienced concessionaire, fully qualified to supervise and operate the concession contracted for with NCL with a capable and properly trained staff of sufficient size to operate such concession and sell merchandise and services in a professional and efficient manner.

      b. Each concessionaire is responsible for informing its employees of this Code of Conduct.

      c. Each concessionaire is responsible for implementing procedures that ensure the concessionaire and all of its employees comply with the requirements of this Code of Conduct.

      d. Violation of this Code of Conduct by an employee of concessionaire should subject such employee to disciplinary action by concessionaire.

      e. Violation of this Code of Conduct may be considered a breach of concessionaire's obligations to NCL under the contract that grants concessionaire the right to operate on board NCL's vessels.

V.    Guidelines

      a. All merchandise and services offered for sale by concessionaire is what it purports to be, including the brand name or trademark of such merchandise, if applicable.

      b. Concessionaire's employees will treat passengers, crew, officers, Masters, agents, subcontractors and employees of NCL courteously at all times.

      c. Concessionaire shall not solicit any passengers, or provide any promotional, marketing or advertising materials to any passengers on board any NCL vessel, or to otherwise promote, market or advertise that concessionaire's activities or business, if any, at any location other than on board NCL's vessels, without the prior written permission of NCL.

      d. Concessionaire shall obtain the prior written consent of NCL for any advertising, promotion, marketing or publicity employed by concessionaire that uses the name, logos, trademarks or servicemarks of NCL, or its parent or affiliates.

      e. Concessionaire shall not make any explicit or implicit statements or representations that any merchandise sold by concessionaire is endorsed, certified or guaranteed in any manner by NCL, or its parent or affiliates.

VI.   Ethical Business Conduct

      a. All concessionaires are expected to observe the highest standards of ethics and integrity in their conduct. Conduct that may raise questions as to concessionaire's or NCL's honesty, integrity, impartiality, reputation or activities that could cause embarrassment to the NCL or damage its reputation, are prohibited. Any activity of unethical, illegal or improper business conduct must be avoided, and any activity or any business conduct with known criminals or unethical organizations or individuals is strictly prohibited.

      b. Concessionaire and its employees are expected to deal honestly, ethically and fairly with NCL and its employees, the passengers and customers on board each NCL vessel and the general public. The highest possible standards of ethical and business conduct are required of concessionaire employees in the performance of their duties and responsibilities.

VII.  Procedure

      a. It is essential that all of concessionaire's employees be familiar with all aspects of this policy.

      b. Concessionaire is encouraged to require each employee receive and review this policy, complete and sign a Code of Conduct Certification and return it to the concessionaire before they join any NCL vessel.

      c. Concessionaire is encouraged to require that each of its shipboard employees periodically certify that they have read this policy.

      d. Any concessionaire employee who violates this Code of Conduct shall be removed by concessionaire from the NCL vessel on which the employee was working and the employee shall be prohibited from working on any other NCL vessels.

                                   SCHEDULE C

                       CODE OF CONDUCT FOR CONCESSIONAIRES
                                  CERTIFICATION

I hereby acknowledge that I have received the Code of Conduct for Concessionaires Policy (the "Code") and understand my obligations there under and I agree to abide by and follow both the letter and the spirit of the Code.

I certify that I am not engaged in activity, interest or relationship that would not be in compliance with or appears not to be in compliance with this Code.

I further acknowledge that if I fail to comply with this policy, I shall be removed from the NCL vessel that I am working on and prohibited from working on any other NCL vessel and may be subject to disciplinary action up to and including termination, for cause.

I also understand the Company may seek retribution for any losses it may have suffered as a result of my breach of this Code and failure to comply with this policy.




----------------------------                --------------------------
Employee Name (PLEASE PRINT)                Employee Signature





----------------------------                ----------------------------
      Company                               Date

                                   SCHEDULE D

                            Minimum Guarantee Amounts

Vessels                                    May 1, 2005 to          May 1, 2007 to                May 1, 2009 to
                                           April 30, 2007          April 30, 2009                April 30, 2011
----------------------------------------------------------------------------------------------------------------
Group 1
Norwegian Jewel                                 $2.25                    $2.43                      $2.62
Norwegian Dawn                                  $2.25                    $2.43                      $2.62
Norwegian Spirit                                $2.25                    $2.43                      $2.62
Norwegian Sun                                   $2.25                    $2.43                      $2.62
Norwegian Star                                  $2.25                    $2.43                      $2.62

Group 2
Norwegian Dream                                 $1.35                    $1.45                      $1.57
Norwegian Majesty                               $1.35                    $1.45                      $1.57
Norwegian Crown                                 $1.35                    $1.45                      $1.57
Norwegian Wind                                  $1.35                    $1.45                      $1.57
Norwegian Sea                                   $1.35                    $1.45                      $1.57
Marco Polo                                      $1.35                    $1.45                      $1.57

Group 3 (applicable only if added to
this Agreement pursuant to Section 3
(I))
Pride of Aloha                                  $1.35                    $1.45                      $1.57
Pride of America                                $1.35                    $1.45                      $1.57
Pride of Hawaii                                 $1.35                    $1.45                      $1.57

New Vessels (applicable only if added           $2.25                    $2.43                      $2.62
to this Agreement pursuant to Section
5(C))

                                   SCHEDULE E

                             Drug and Alcohol Policy

                                   SCHEDULE F

                                Letter of Credit

                           [Hudson United Bank Logo]

     Application and Agreement Form for Irrevocable Standby Letter of Credit

     To:  Hudson United Bank                    Date: __________________________
          2055 Hamburg Turnpike, 2nd Floor
          Wayne, NJ 07470                       L/C Number: ____________________
                                               (For International Dept use only)

Please issue an Irrevocable Standby Letter of Credit as set forth in this application by:
|_| Courier    |_| Telex   |_| Other (Please specify): _________________________

                          ALL INFORMATION MUST BE TYPED

---------------------------------------- ---------------------------------------
             Advising Bank                       For Account of (Applicant)


---------------------------------------- ---------------------------------------

---------------------------------------- ---------------------------------------

---------------------------------------- ---------------------------------------



---------------------------------------- ---------------------------------------
       In Favor of (Beneficiary)
                                           Amount:  USD 8,000,000.00
                                                    -----------------------
NCL (BAHAMAS) LTD. D/B/A NCL               Expiration Date: [MAY 31,] 2011
----------------------------------------                    ---------------
7665 CORPORATE CENTER DRIVE                No later than 3:00 PM at our counters
----------------------------------------
MIAMI, FLORIDA 33126
----------------------------------------

---------------------------------------- ---------------------------------------

Available by draft(s) at SIGHT drawn on HUDSON UNITED BANK, 2055 Hamburg Turnpike, 2nd Floor Wayne, NJ 07470 when accompanied by the following document(s):

      1. A statement purportedly signed by an authorized representative of (Beneficiary) indicating name and title of signer and stating as follows:

      "The amount of this drawing USD 8,000,000.00 under Hudson United Bank
           Credit Number represents funds due to Beneficiary pursuant to
           Section 3(J) of the Concession Agreement dated June __, 2005 (the "Concession Agreement") between Beneficiary and Fine Art Wholesalers Inc. ("Concessionaire") under which Applicant agreed to post this Letter of Credit. This Letter of Credit may be drawn by Beneficiary upon:

            (i) Concessionaire's default in the performance of its obligations under Section 6 of the Concession Agreement for sixty (60) days and Concessionaire's failure to cure such default within thirty (30) days after delivery of a written notice to Concessionaire of such default; or

            (ii) the sale, transfer, or other disposal by Image Innovations Holdings, Inc. of Concessionaire's business in the circumstances described and as set forth in Section 13 of the Concession Agreement.


--------------------------------------------------------------------------------

                                                                            ."
--------------------------------------------------------------------------------


      2.
        ------------------------------------------------------------------------

        ------------------------------------------------------------------------

        ------------------------------------------------------------------------

      3. Original of this Letter of Credit and any Amendment(s) thereto.

Special Condition: Notwithstanding any reference in this Letter of Credit to other documents, instruments or agreements, or references in such other documents, instruments or agreements to this credit, this Irrevocable Letter of Credit contains the entire agreement among the account party, beneficiary and the issuer hereunder relating to the obligation of the issuer hereunder.

All banking charges other than ours are for the account of the beneficiary.

|_| Please include and Automatic Renewal Clause in your Letter of Credit as follows:

      "Special Condition: It is a condition of this Irrevocable Standby Letter of Credit that is shall be automatically extended for an additional period of one (1) year from the Expiration Date, unless at 90 days prior to such Expiration Date, we notify you in least writing via registered mail, certified mail or courier that we elect not to renew this letter of credit. Upon receipt of such notice by you and without limiting your right to draw on us at any time as allowed in the Irrevocable Standby Letter of Credit, you may draw on us hereunder prior to the expiration date, submitting only a sight draft on us, and a copy of our letter advising you that we elected not to renew this Credit."

Note to Applicant:    If the Letter of Credit is to be issued in accordance with a specific specimen, please check the box below.

|_| Please issue your Letter of Credit in accordance with the attached format which is an integral part of this application.


AGREEMENT

In consideration of your issuing, at the request of the Applicant(s), your Irrevocable Letter of Credit (hereinafter the "Credit") substantially in accordance with the foregoing application, the Applicant(s) by its/ their signature below hereby acknowledge(s) and agree(s):

      1. To jointly and severally to be bound by the terms and conditions on the reverse side hereof.

      2. To pay Hudson United Bank on demand, with respect to the Credit, a nonrefundable issuance fee and a commission (payable in advance) - one quarter of which is also nonrefundable. We further agree to pay Hudson United Bank, for each additional year or any part thereof during which the Credit is available, the agreed upon commission, or your minimum fee then in effect for similar types of Credit, whichever is higher plus such additional amount as may be required by applicable federal law of the rules and/or regulations of the Board of Governors of the Federal Reserve and/or the Comptroller of the Currency and if so demanded by you, to pay you in advance the amounts to be paid by you pursuant thereto.


-------------------------------------------------------
    Date


-------------------------------------------------------
Applicant Name


-------------------------------------------------------
Authorized Signature and Title

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

For Commercial Lending Use Only:

Commission:                 % p.a. minimum $              p.a. or part thereof
            ---------------                  ------------

Collateral:


|_|          Unsecured

                             Amount:

|_|          Line of Credit
                                         ------------------
                             Expires:
                                         ------------------

|_|          Other (Please specify):
                                      ------------------------------------------

--------------------------------------------------------------------------------

DDA A/C No.:
             -----------------------------------

Contact Officer & Dept:                             Phone Number:
                        ---------------------------               --------------

Standby Letter of Credit Agreement

In consideration of the issuance by HUDSON UNITED BANK (hereinafter called "the BANK" or "you" or "yours") of a standby letter of credit as requested in the attached Application (such letter of credit as from time to time amended or modified with consent of the Applicant being hereinafter referred to as the "Credit") the Applicant agrees with the Bank as follows with respect to the
Credit:

      1. To pay the Bank on demand, at the office shown on the attached Application and in lawful currency of the United States of America, the amount of each draft which may be drawn in United States currency under the Credit or purported to be so drawn. It is understood that any amount which may become due and payable to you under this agreement may, in your discretion and if not otherwise paid, be charged by you to any available funds then held by you for the account of the undersigned.

      2. To pay the Bank on demand any and all charges and expenses which may be paid or incurred by you or your agents in connection with the preparation and execution of this agreement and the Credit, including, without limitation, the reasonable fees and disbursements of your attorneys and any and all charges and expenses which may be incurred or paid by your correspondents or agents in connection with the Credit. All such payments shall be made to you in the same manner as settlements for drafts and simultaneously therewith or on demand by you.

      3. If any change in any law, regulation or guideline or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (a) impose, modify or deem applicable any reserve, capital, special deposit or similar requirement against letters of credit issued by, or on assets held by, or deposits in or for the account of Hudson United Bank or (b) impose on you any other condition regarding this agreement or the Credit, and the result of any event referred to in clause (a) or (b) above shall be to increase your cost of issuing or maintaining the Credit (which increased cost shall be the result of your reasonable allocation of the aggregate of such sot increases resulting from such events), then upon demand by you, the undersigned shall pay to you additional amounts sufficient to compensate you for such increased cost relating to the Credit from the date of such change, and thereafter such similar payments requested by you on the basis set forth above. A certificate setting forth in reasonable detail such increased cost incurred by you as a result of any event mentioned in clause (a) or
            (b) above, submitted by you to the undersigned, shall be conclusive, absent manifest error, as to the amount thereof.

      4. The undersigned assume(s) all risk of the misuse of the Credit; however arising. Neither you nor your agents or your correspondents shall be responsible for (a) the use which may be made of the Credit or for any acts or omissions of any beneficiary in connection therewith; (b) the form, correctness, validity, sufficiency, genuineness or legal effect of documents, or of any endorsements thereon, even if such documents or endorsements should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) problems arising from any laws, customs or regulations which may be effective in countries of negotiation and/or payment of the Credit; (d) failure of any draft to bear any reference or adequate reference to the Credit; (e) errors, omission, mutilations, interruptions or delays in transmission or delivery of any message, by mail, cable, telegraph, wire- less or otherwise, whether or not they be in cipher; (f) errors in translation or errors in interpretation of technical terms; or (g) any consequences arising from causes beyond your control. You shall not be responsible for any act, error, neglect, default, omission, insolvency or failure in business of any of your correspondents. The happening of any one or more of the contingencies referred to above shall not affect, impair or prevent the vesting of any of your rights or powers hereunder. The undersigned agree(s) that if, upon receipt of advice by cable, or otherwise, of the issuance of the Credit, but prior to its actual receipt, the beneficiary shall negotiate drafts by virtue of such advice, such negotiations shall be considered properly effectuated under the Credit and shall be included under the terms and subject to all conditions hereof. If the Credit provides that payment is to be made by your correspondent, neither you nor such correspondent shall be responsible for the failure of any of the documents specified in the Credit to come into your hands of for any delay in connection therewith, and the obligation of the undersigned to make reimbursement shall not be affected by such failure of delay or the receipt by you of any such documents. The undersigned agree(s) to indemnify you and hold you harmless from any liability, loss or damage arising out of the payment or acceptance by you of any draft, the signature of which is not that of an authorized Person or is not genuine, unless, prior to presentation to you of any such draft for payment or acceptance, the undersigned shall have filed with you the specimen signatures of the persons Authorized to sign drafts under the Credit. In furtherance an extension and not in limitation of the specific provisions hereinbefore set forth, it is further agreed that any action, inaction or omission taken or suffered by you, or by any of your agents or correspondents or in connection with the Credit or the related drafts or documents, if taken or suffered in good faith on behalf of or for the protection of either you or the undersigned, and in conformity with such foreign or domestic laws, customs or regulations as you or any of your correspondents may deem applicable thereto, shall be binding upon the undersigned and shall not place you, your agents, or correspondents under and resulting liability to the undersigned, and the undersigned further agree, except as may otherwise be provided herein to hold you and your agents and correspondents indemnified and harmless against any liability.

      5. Each of the undersigned agree that all property belonging to the undersigned or any of the under- signed, or in which any of the undersigned may have an interest, of any name and nature whatso-ever, now held by you or at any time hereafter delivered, conveyed, transferred, assigned or paid to you, or conveyed into your possession or control, or into the possession or control of any third party acting in your behalf, in any manner whatsoever, whether for the express purpose of being used by you as collateral security of for or for any other or different purpose, including any items received for collection or transmission and the proceeds thereof, and including such property as may be in transit by mail or carrier to or from you are hereby pledged to you as security for any and all of the obligations and/or liabilities of the undersigned or any of the undersigned under this agreement and all other liabilities and/or obligations, absolute or contingent, due or become due, which are now, or may at any time hereafter be, owing by the undersigned or any of the under- signed to you, and a lien is hereby given to you upon any and all such property for the aggregate amount of any and all such obligations and/or liabilities; and the undersigned hereby authorize you, at you option, at any time, whether or not the property then held by you as security hereunder is deemed by you to be adequate, to appropriate and apply to any and all of such obligations and/or liabilities, whether or not they are due, any and all moneys now and hereafter with you on deposit or otherwise to the credit of or belonging to the undersigned or any of the undersigned and/or, in your discretion, to hold any such moneys as security for any obligations or liabilities until the exact amount thereof, if any, shall have been definitely ascertained by you. Your rights and liens here- under shall continue unimpaired, and the undersigned shall be and remain obligated hereunder at any time or of any rights or interest therein, or the release or substitution of any party liable for any of the aforementioned obligations and/or liabilities, or any promissory note, draft, bill of exchange or other instrument given you in connection with any of the aforementioned obligations and/or liabilities, the undersigned hereby waiving notice of any such delay, extension, release, substitution, renewal, compromise or other indulgence and hereby consenting to be bound thereby as fully and effectually as if the undersigned had expressly agreed thereto in advance.

      6. At any time and from time to time, on demand, to deliver, convey, transfer or assign to you, as security for any and all of the obligations and/or liabilities of the undersigned or any of the under- signed hereunder, and also for any and all other obligations and/or liabilities, absolute or contingent, due or to become due, which are now or may at any time hereafter, be owing by all or any of the undersigned to you, additional security of a value and character satisfactory to you, or to make such cash payments as you may require.

      7. You are hereby authorized, at your option and without any obligation to do so, transfer to and/or register in your name or the name of your nominee all or any part of the property which may be held by you as security at any time hereunder and to receive any or all payments made in connection with such property whether in the form of interest, principal, dividends or otherwise, and, at your option, to apply such payment upon any and all obligations and/or liabilities referred to you in this agreement or to hold any such payments until the exact amount of such obligations and/or liabilities shall be definitely ascertained by you. You are authorized to take any of the foregoing actions either before or after the maturity of any of the obligations and/or liabilities referred to in this agreement and with or without notice to the undersigned.

      8. Upon the failure of the undersigned at any time to deliver security to you as demanded by you and to keep a margin of security with you satisfactory to you; or upon the nonperformance of or default with respect to any promise, agreement, obligation or condition herein contained or contained in any agreement made with you by the undersigned, or any of the undersigned; or upon the failure of the undersigned forthwith, with or without notice, to furnish satisfactory additional collateral or to make payments as hereinbefore agreed; or upon discovery by you of any misrepresentation by the under- signed to you for the purpose of obtaining credit or any extension thereof or in connection with the Credit; or upon nonpayment by the undersigned at maturity of any draft accepted by the under- signed or any of the undersigned in which or as to which you an interest as principal or agent; or upon any failure to pay, according to the terms thereof, and indebtedness due to you from the undersigned or any of the undersigned; or in case any petition in bankruptcy shall be filed by or against the undersigned, or any proceedings in bankruptcy (or under laws or regulations of any jurisdiction relating to the relief of debtors) should be commenced for the relief or readjustment of any indebtedness of the undersigned, either through reorganization, composition, extension or otherwise; or if the undersigned should make an assignment for the benefit of creditors or take advantage of any insolvency law; or if a receiver for any property of the undersigned should be appointed at any time; or in the event of any seizure, vesting or intervention by or under authority of a government by which the management of the undersigned is displaced or its authority in the control of its business is curtailed; of if any funds or other property of the undersigned which may be in, or come into, your possession or control, or that any third party acting in your behalf, should be attached or distrained or should be or become subject to any mandatory order of court or other legal process; or upon any other act or occurrence indicating in your sole judgement that the prospect of payment of any obligation and/or liability referred to in this agreement is impaired; then, or at any time after the happening of such event, any and all of the obligations and/or liabilities of the under- signed referred to herein shall thereupon at your option, being such obligations and/or liabilities or otherwise; and each of the undersigned, as to all or any such property, including property arrived or to arrive, at private sale or public auction or at any exchange, broker's board or otherwise, at your option, in such parcel or parcels and at such time or times and at such place or places and upon such terms and conditions as you may deem proper, either for cash or credit or for future delivery, without assumption of any credit risk, and without either demand, advertisement or notice of any kind, all of which are hereby expressly waived. The undersigned hereby appoint you as agent and attorney-in-fact, with respect to any sale or other disposition of the property, after deducting all costs or expenses of every kind for care, safekeeping, collection, sale, delivery or otherwise (including expenses incurred in the protection of your title to or lien upon or right in any such property, expenses for legal services of any kind in connection therewith in making such sale or sales, in- surance commission for sale and guaranty), you may apply the residue of the proceeds of such sale or sales or other disposition thereof, together with any balance of deposits and any sums shall determine in your sole discretion (without being required to marshal assets) wither in while or in part, of any or all the obligations and/or liabilities of the undersigned or any of them to you, however arising, whether or not then due, making proper allowance for interest on obligations or liabilities not then due, and return the surplus, if any, to the undersigned; all without prejudice to your rights as against the undersigned with respect to any and all amounts which may be or remain unpaid on any and all amounts which may be or remain unpaid on any of the aforementioned obligations and/or liabilities at any time.

      9. You may assign or transfer this agreement, or any instrument evidencing all or any of the aforemen- tioned obligations and/or liabilities, and may deliver all or any of the property then held as security therefor, to the transferees who shall thereupon become vested with all the powers and rights in respect thereto given or in the instruments transferred, and you shall thereafter be forever relieved and fully discharged from any liability or responsibility with respect thereof, but you shall retain all rights and powers hereby given with respect to any and all instrument, rights or property not so transferred.

      10. In addition to sums mentioned herein, the undersigned will pay to you, on demand, on account of Attorney's fees in event of a default hereunder and/or the non-payment of any sums hereunder, a sum equal to twenty (20%) percent of the face amount of the Credit and all other fees permitted by law and, we agree, such fee is reasonable.

      11. If any sum due hereunder is not paid when due or after demand, as the case may be, the under- signed will pay interest on such sum from the due date or the date of demand until paid at the greater of your Prime Rate, as it may change from time to time or sixteen (16%) percent. The Prime Rate, which is determined periodically, is the interest rate which forms the basis for the Interest rate charged on the commercial loans of Hudson United Bank.

      12. No delay on your part in exercising any power of sale or any other rights or options hereunder, and no notice or demand, which may be given to or made upon the undersigned by you with respect to any power of sale or other right or option hereunder, shall constitute a waiver thereof, or limit or impair your right to take action or to exercise any power of sale, or any other rights or options here-under, without notice or demand, or prejudice your rights as against the undersigned in any respect. You shall not be deemed to have waived any of your rights hereunder, unless you or your authorized agent shall have signed such waiver in writing. No such waiver, unless expressly so stated therein, shall be effective as to any transaction which occurs subsequent to the date of such waiver, nor as to any continuance of a breach after such waiver. The obligations hereof shall continue in force and apply, not withstanding any change in the membership of any partnership undersigned, whether arising from the death or retirement of one or more partners or the accession of one or more new partners, and the obligation hereof shall be binding upon the undersigned, the heirs, executors, administrators, successors and assigns of the undersigned, and all rights, benefits and privileges hereby conferred shall inure to the benefit of, and be enforceable by you, your successors, transferees and assignees. If this agreement should be terminated or revoked by operations of law as to the undersigned, the undersigned will indemnify and save you harmless from any loss which may be suffered or incurred by you in acting hereunder prior to the receipt by you, or your successors, transferees, or assignees, of notice in writing of such termination or revocation.

      13. To the extent not inconsistent with the express terms hereof, the Credit shall be governed by, and construed in accordance with the terms of the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce currently in effect.

      14. This agreement and all rights, obligations and liabilities arising hereunder shall be construed according to the laws of the State of New Jersey.

      15. The word "property" as used herein include goods and merchandise, as well as any and all documents pertaining thereto; also securities, funds, choices in action and any and all other forms of property, whether real , personal or mixed, and any right or interest of the undersigned therein and thereto.

      16. If this agreement is executed by two or more parties, it shall be the joint and several agreement of such parties. When used herein the singular shall include the plural and vice versa where appropriate.


                                        ----------------------------------------
                                           Individual or Company Name (Typed)


                                        ----------------------------------------
                                                Authorized Signature